Exhibit 99.1

ChineseInvestors.com, Inc. Announces the Launch of its Cryptocurrency Education and Trading Subscription Service on ChineseFN.com

SAN GABRIEL, CA (August 14, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces the launch of its cryptocurrency education and trading subscription service on Chinesefn.com, the Company’s dynamic financial website that provides real-time market commentary, analysis, and educational related services to Chinese-speaking investors. The new subscription service will cover timely news and will provide analysis regarding all aspects of the emerging digital currency world, including coverage of cryptocurrencies including bitcoin and ethereum, industry trends, price movement, sector related stocks and ETFs, etc.

Cryptocurrency has attracted a lot of attention in recent years from the creation of bitcoin, the world's first decentralized digital currency, to blockchain technology, which allows cryptocurrency to transfer value across the globe without resorting to traditional intermediaries such as banks. The ability to transfer value solely through software is a huge breakthrough. The cryptocurrency market has also created new phenomena such as currency mining, trading, tender, and storage. At the same time, it has significantly impacted industries such as cybersecurity, cloud computing and storage, and semiconductors.

“Cryptocurrencies like bitcoin have become a global phenomenon” says Warren Wang, founder and CEO of CIIX. “Since January 2015, the price of Bitcoin has increased 500% from $200 to $1,000 in January 2017, and just spiked to a record high over $4,000 as US-North Korea tensions escalated. Likewise, ethereum has surged from less than $10 to more than $300 this year.

With the use and trading of cryptocurrencies on the rise in Asia, it appears that a much wider adoption of digital assets may be right around the corner. With an estimated 85% market share, China is one of the dominant players controlling bitcoin volume, along with Japan (which recently legalized bitcoin as a form of payment) and the United States. While many see the potential opportunity that cryptocurrency poses for investors and desire to capitalize on this market opportunity, they may not have a full understanding of the concept of digital currency or how the system works. CIIX intends to provide fundamental knowledge to Chinese speaking newcomers to cryptocurrency, including straightforward explanations of the basics of cryptocurrency, how to buy it and straightforward trading guidelines. For those with cryptocurrency experience, the Company will provide more detailed information regarding currency mining, blockchain technology, stock trends and ETFs. Through its innovative cryptocurrency education and trading subscription service, the Company endeavors to be the leading Chinese educational site providing up to date news and information on digital currencies.”

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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